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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2013 (except for the third paragraph of Note 18, as to which the date is July 17, 2013), in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Onconova Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania July 17, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm